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Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Potomac Bancshares, Inc. (the "Corporation") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert F. Baronner, Jr., Chief Executive Officer of the Corporation, and I, Gayle Marshall Johnson, Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.





/s/ Robert F. Baronner, Jr.

Robert F. Baronner, Jr.
Chief Executive Officer
August 11, 2003



/s/ Gayle Marshall Johnson

Gayle Marshall Johnson
Chief Financial Officer
August 11, 2003